Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of LodgeNet Interactive Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 1, 2012	MAST CAPITAL MANAGEMENT, LLC

	By:	/s/ David J. Steinberg
		Name:	David J. Steinberg
		Title:	Manager

MAST CREDIT OPPORTUNITIES I MASTER FUND LIMITED

By:	/s/ David J. Steinberg
	Name:	David J. Steinberg
	Title:	Authorized Signatory

MAST OC I MASTER FUND L.P.

By:	Mast Capital Management, LLC
General Partner

By:	/s/ David J. Steinberg
	Name:	David J. Steinberg
	Title:	Manager

MAST SELECT OPPORTUNITIES MASTER FUND L.P.

By:	Mast Select Opportunities GP, LLC
General Partner

By:	/s/ David J. Steinberg
	Name:	David J. Steinberg
	Title:	Authorized Signatory

MAST PC FUND, L.P.

By:	Mast PC GP, LLC
General Partner

By:	/s/ David J. Steinberg
	Name:	David J. Steinberg
	Title:	Authorized Signatory

/s/ David J. Steinberg
DAVID J. STEINBERG